SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Diagnostic Products Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

5700 West 96th Street

Los Angeles, CA 90045

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 4, 2004

TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders of Diagnostic Products Corporation will be held at the Company’s offices at 5700 West 96th Street, Los Angeles, California, on May 4, 2004, at 2:30 p.m. local time, for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election to the Board of Directors are: Sidney A. Aroesty, Frederick Frank, Kenneth A. Merchant, Maxwell H. Salter, Dr. James D. Watson, Ira Ziering and Michael Ziering.

2.	To approve an amendment to the Bylaws to increase the number of directors authorized to serve on the Board.

3.	To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business, March 12, 2004, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

      SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING PERSONALLY ARE REQUESTED BY MANAGEMENT TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY.

By Order of the Board of Directors

MARILYN ZIERING
Secretary

March 29, 2004

PROXY STATEMENT
GENERAL
VOTING PROCEDURES
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE BYLAWS TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED TRANSACTIONS
DPC STOCK PRICE PERFORMANCE
OWNERSHIP OF COMMON STOCK
REPORT OF THE AUDIT COMMITTEE
THE COMPANY’S AUDITORS AND AUDIT FEES
FORM 10-K
PROCEDURES FOR SUBMITTING SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A — Audit Committee Charter
PROXY CARD

PROXY STATEMENT
for
Annual Meeting of Shareholders to be Held on May 4, 2004

GENERAL

      The enclosed proxy is solicited by the Board of Directors of Diagnostic Products Corporation (the “Company”) in connection with the Annual Meeting of Shareholders to be held at the Company’s executive offices located at 5700 West 96th Street, Los Angeles, California, on May 4, 2004, at 2:30 p.m. local time, and any adjournments thereof. It is expected that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about March 29, 2004.

      The expenses for soliciting proxies for the Annual Meeting will be paid by the Company. Proxies may be solicited by means of personal calls upon, or telephonic or electronic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

VOTING PROCEDURES

      Only shareholders of record of the Company’s Common Stock at the close of business on March 12, 2004, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting. On that date, there were 29,021,896 shares of Common Stock outstanding and entitled to vote at the Meeting, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

      All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the shareholder. If no vote is indicated, the proxy will be voted FOR the Board of Directors’ nominees for director and FOR the approval of the amendment to the Bylaws. A shareholder may revoke his proxy at any time before it has been voted by notifying the Company in writing, by submitting a substitute proxy having a later date or by voting in person at the Meeting.

      If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee, if the nominee’s name was placed in nomination prior to the voting. In cumulative voting for directors, each shareholder is entitled to one vote for each voting share held by him multiplied by the number of directors to be elected. Each shareholder may cast all his votes for a single nominee for director or he may distribute them among any two or more nominees as he sees fit. See “Election of Directors.”

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

      The shareholders are being asked to elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The proxies will be voted in favor of the Board of Directors’ nominees, all of whom are currently serving as directors, unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

      The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect. If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to distribute votes among the nominees in such proportions as they may see fit, unless otherwise specifically instructed. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

      The following information is supplied with respect to the nominees:

		Principal	Director
Name	Age	Occupation	Since

Sidney A. Aroesty	57	Senior Vice President, Operations	1981
Frederick Frank	71	Vice Chairman, Lehman Brothers Inc.	1996
Kenneth A. Merchant	57	Professor of Accounting, University of Southern California	2003
Maxwell H. Salter	84	Chairman of the Board and Chief Executive Officer, Benos	1982
James D. Watson, Ph.D.	75	Chancellor, Cold Spring Harbor Laboratory	1987
Ira Ziering	45	Vice President, Business and Legal	2000
Michael Ziering	47	Chairman and Chief Executive Officer	1994

      Mr. Aroesty has served as Senior Vice President since 2000. He also served as Chief Operating Officer from 2000 to 2003. He has held various positions at the Company since 1978, including Senior Vice President, Operations from 1997 to 2000, consultant from 1994 to 1997, and executive officer from 1978 to 1994.

      Mr. Frank is Vice Chairman of Lehman Brothers Inc., an investment banking firm which he joined as a partner in 1969. He is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank serves as a director of Pharmaceutical Product Development Corporation, Digital Arts & Sciences, Inc., eSoft, Incorporated and Landec Corporation. He is Chairman of the National Genetics Foundation, a Member of the Salk Institute National Council, a Director of the Salk Institute, Chairman of the Board of the Irvington Institute of Immunological Research, Trustee of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources.

      Professor Merchant has been a professor of accounting at the University of Southern California since 1990, where he also served as dean of USC’s Leventhal School of Accounting from 1994-2001. He is currently serving as senior associate dean for corporate programs in USC’s Marshall School of Business. He was previously on the faculty at the Graduate School of Business Administration at Harvard University from 1978 to 1990. Professor Merchant is also a part-time research professor at the University of Maastricht, the Netherlands. Professor Merchant has published extensively in the areas of management accounting and management control systems. He is a CPA, a member of the American Accounting Association Finance Committee, a member of the Initial Accreditation Committee of AACSB-International, and a member of the Business and Industry Executive Committee of the Institute of Certified Public Accountants. He has also served as an independent consultant to numerous public companies.

      Mr. Salter is Chairman of the Board and Chief Executive Officer of Benos, a chain of family clothing stores in which Mr. Salter has been a principal since 1946.

      Dr. Watson is Chancellor of Cold Spring Harbor Laboratory of New York, a genetics and biotechnology research center. He served as the President of Cold Spring Harbor Laboratory from 1994 to 2003 and as Director from 1968 to 1994. Dr. Watson received the Nobel prize in 1962 for his part in the discovery of the double helix structure of the DNA molecule. Dr. Watson is also a director of Pall Corporation.

      Mr. Ira Ziering joined the Company in 1996 as Manager of International Business. He served as President of the Company’s subsidiary, DPC France, from 1997 to 1999, when he was elected Vice President, International. He has served as Vice President, Business and Legal, since 2002. Mr. Ziering is a graduate of Boston University Law School and Harvard Divinity School. Prior to joining the Company he practiced civil law in Los Angeles, California.

      Mr. Michael Ziering has served as Chief Executive Officer of the Company since 1999. He joined the Company in 1986 as legal counsel, and served as Vice President-Administration from 1988 to 1994 and as President and Chief Operating Officer from 1994 to 1999.

      Michael Ziering and Ira Ziering are brothers and the sons of Marilyn Ziering, an executive officer and more than 10% shareholder of the Company. See “Ownership of Common Stock” for information concerning the beneficial ownership of the Company’s Common Stock by nominees for director.

Board Meetings and Committees

      The Board of Directors held six meetings in 2003. All directors attended at least 75% of the Board meetings and meetings of the committees on which they served during 2003. Below is a description of each committee of the Board of Directors.

      Audit Committee: The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 which consists of Kenneth A. Merchant, who serves as Chair, Frederick Frank and Maxwell H. Salter. The Board of Directors has determined that each member has sufficient accounting or related financial management expertise to serve on the Committee and that Mr. Merchant meets the qualifications of an “audit committee financial expert” as defined in the SEC’s regulations. The Audit Committee met eight times in 2003.

      The Audit Committee assists the Board in fulfilling its responsibility for oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and of its independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The full responsibilities of the Committee are set forth in the Audit Committee Charter, which is attached as Appendix A to this Proxy Statement.

      Compensation Committee: The members of the Compensation Committee were Frederick Frank and Maxwell A. Salter during 2003. Kenneth A. Merchant was appointed to the Committee as Chair effective January 1, 2004.

      The Compensation Committee has direct responsibility with respect to the compensation of the Company’s chief executive officer and oversees the compensation of the Company’s other executive officers. The Committee has the overall responsibility for approving and evaluating the Company’s director and executive compensation plans, policies and programs and has exclusive authority to administer and make stock option grants under the Company’s stock option plans with respect to the Company’s executive officers. The Committee met once in 2003.

      Nominating/ Governance Committee: The members of the Nominating/ Governance Committee are James D. Watson, Chair, and Kenneth A. Merchant. The responsibilities of the Committee are (i) to identify individuals qualified to become directors and to recommend to the Board the director nominees for each annual meeting of shareholders; (ii) to develop and recommend to the Board the corporate governance guidelines applicable to the Company; and (iii) to oversee the evaluation of the Board and management. This Committee was established in December 2003 and held no meetings during 2003.

      Executive Committee: The members of the Executive Committee are Michael Ziering, Chair, Sidney A. Aroesty and Maxwell H. Salter. This Committee has the authority to exercise the powers of the Board in the management of the business and affairs of the Company when the Board is not in session, subject to the limitations of California law, the Company’s Bylaws and any resolution adopted by the full Board. At least one member of the Executive Committee, currently Mr. Salter, must be an independent director. Any action taken by the Executive Committee must be approved by all members of the Committee.

      Employee Stock Option Committee: This Committee is a secondary committee, subject to the supervision of the Compensation Committee, responsible for approving the grant of stock options under the Company’s stock option plans to eligible individuals other than the Company’s executive officers or directors. The members of the Committee are Michael Ziering and Sidney A. Aroesty.

Compensation of Directors

      In 2003, non-employee directors of the Company received director’s fees of $24,000 in the case of each of Frederick Frank and James D. Watson and $12,000 in the case of Maxwell H. Salter. Kenneth Merchant, who joined the Board in March 2003, received $19,000 in fees in 2003. In January 2003, each of Messrs. Frank, Salter and Watson was granted 10,000 options to purchase Common Stock at an exercise price of $38.68 per share. Mr. Merchant was granted 10,000 options at an exercise price of $33.58 per share in March 2003 upon his election to the Board. The exercise price of the options was equal to the market value of the Common Stock on the grant date. The options vest one-third each year beginning one year after the grant date and expire 10 years after grant. Non-employee directors are also reimbursed their out-of-pocket expenses for attending Board and Committee meetings.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO THE BYLAWS TO INCREASE THE

MAXIMUM NUMBER OF DIRECTORS

      Our Bylaws currently provide that DPC shall have not less than five nor more than seven directors, and that the exact number within this range may be fixed from time to time by the Board of Directors. Any change to the provision of our Bylaws which prescribes the authorized number of directors requires the approval of our shareholders. In reviewing recent corporate governance matters, the Board of Directors concluded that it would be desirable to increase the number of directors authorized to serve on the Board. The Board of Directors has approved and recommends that you approve an amendment to our Bylaws that increases the maximum authorized number of directors from seven to nine.

      The purpose of this amendment to our Bylaws is to enable DPC to take timely advantage of the availability of well-qualified candidates to serve as independent directors of DPC. The Board of Directors believes that this amendment is in the best interests of DPC and its shareholders because it will enable the Company to add talented individuals with a diversity of experience to our Board.

      Accordingly, it is proposed that the first paragraph of Article III, Section 2 of our Bylaws be amended to read as follows:

“Section 2. Number and Qualification of Directors.

‘The number of directors of the corporation shall not be less than five (5) nor more than nine (9) until changed by amendment of the articles of incorporation or by a bylaw amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided that a proposal to reduce the authorized number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this Section 2, by a bylaw or amendment to the bylaws duly adopted by the vote of a majority of the shares entitled to vote represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by resolution of the board of directors.”

      In accordance with the current Bylaws, the Board of Directors has fixed the number of directors constituting the full Board of Directors at seven directors. If the amendment to the Bylaws is approved, the Board of Directors will have authority to increase the size of the Board from time to time up to nine directors. Any vacancy created as a result of an increase in the Board may be filled by the Board of Directors and such person would serve until the next annual meeting of shareholders and until his or her successor is duly elected.

Required Vote and Board Recommendation

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to our Bylaws. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

      The Board of Directors unanimously recommends a vote FOR the approval of the amendment to our Bylaws. Unless otherwise indicated, the proxy holders named in our proxy will vote the shares represented thereby FOR the approval of the amendment to the Bylaws.

CORPORATE GOVERNANCE

      In response to recently adopted listing standards of the New York Stock Exchange, SEC regulations and evolving corporate governance practices, the Company is in the process of reviewing its policies and procedures and, where appropriate, adopting new practices, relating to corporate governance matters. Certain of the Company’s governance practices are described below.

      Director Independence: The Board of Directors has determined that a majority of the members of the Board (Messrs. Frank, Merchant, Salter and Watson) and that all members of the Audit, Compensation and Nominating/ Governance Committees are “independent” within the meaning of the listing standards of the New York Stock Exchange.

      Committee Charters: A copy of the current Charter for the Audit Committee is attached to this Proxy Statement as Appendix A. The Audit Committee Charter and the Charters for the Compensation Committee and the Nominating/ Governance Committee, which are in development, will be available on the Company’s website at www.dpcweb.com by May 4, 2004.

      Corporate Governance Guidelines, Code of Ethics and Other Corporate Polices: During 2003, the Company adopted the following policies which are available on the Company’s website at www.dpcweb.com:

•	Code of Business Conduct — This Code sets forth the Company’s values and expectations regarding ethical and lawful conduct by its directors, officers and employees.

•	Code of Ethics for Senior Financial Officers — The purpose of this Code is to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations by the Company’s senior financial officers.

      The Board of Directors is also in the process of developing corporate governance guidelines to assist the Board in the exercise of its responsibilities. These guidelines will be available on the Company’s website by May 4, 2004.

      Shareholder Recommendations for Board Nominees: The Board believes that all nominees for director should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. In addition, non-management directors should be independent of any particular constituency and be committed to representing all shareholders of the Company. When formulating its recommendations on director nominees, the Nominating/ Governance Committee will take into account, among other factors, the foregoing criteria, the size of the board, and the skills and characteristics then needed for the Board.

      Any shareholder of the Company may recommend a Board nominee to the Nominating/ Governance Committee for its consideration by writing to: Chair, Nominating/ Governance Committee, Diagnostic Products Corporation, 5700 West 96th Street, Los Angeles, California 90045. The nominating shareholder must provide the candidate’s name, contact information, biographical data and qualifications and the candidate’s written consent to be named as a nominee in the Company’s proxy statement and to serve and represent all of the Company’s shareholders if elected. The Nominating/ Governance Committee will consider shareholder nominees on the same basis as other candidates.

      For additional information concerning advance notice procedures with respect to shareholder nominations of directors at an annual meeting of shareholders, see “Procedures for Submitting Shareholder Proposals” below.

      Presiding Director: The Company’s independent directors have appointed Frederick Frank to serve as Presiding Director. The Presiding Director’s responsibilities include presiding over periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate, assisting in the preparation of the agenda for each Board meeting, and facilitating the flow of information from management to the Board. Shareholders and other parties interested in communicating directly with the Presiding Director or with the Company’s independent directors may do so in the manner set forth below.

      Shareholder Communications with Directors: Shareholders and other interested parties may communicate directly with the Board or with any individual director of the Company by calling the Company’s Hotline at 800-932-0034 or by writing to the Board or such individual director in care of the Corporate Secretary, Diagnostic Products Corporation, 5700 West 96th Street, Los Angeles, California 90045. The Corporate Secretary will forward written communications to the Chair of the Nominating/ Governance Committee in the case of communications addressed to the entire Board or to the individual directors to whom they are addressed.

      To facilitate and encourage communications between the Company’s shareholders and the directors, directors are expected to attend shareholder meetings. Six of the Company’s seven directors were present at the Annual Meeting of Shareholders held in 2003.

EXECUTIVE OFFICERS

      The executive officers of the Company are as follows:

Name	Age	Position

Michael Ziering	47	Chairman of the Board and Chief Executive Officer
Sidney A. Aroesty	57	Senior Vice President, Operations
Said El Shami	61	Senior Vice President, Research and Development and Chief Scientific Officer
Marilyn Ziering	72	Senior Vice President and Secretary
James L. Brill	52	Vice President, Finance and Chief Financial Officer
Ira Ziering	45	Vice President, Business and Legal
Robert DiTullio	50	Vice President, Regulatory Affairs and Quality Systems
Kathy J. Maugh	59	Vice President, Quality Assurance and Technical Services
Nicholaas Arnold	52	Vice President, Sales and Marketing

      For information concerning the business experience of Michael Ziering, Sidney A. Aroesty and Ira Ziering, see “Election of Directors.”

      Mr. El Shami joined the Company in 1978 as Assistant Director of Research, was elected Director of Research in 1980 and was elected Vice President, Research in 1982. Mr. El Shami was elected Senior Vice President, Research and Development in 1992 and Chief Scientific Officer in 1995.

      Mrs. Ziering joined the Company in 1973 as Secretary and served as Vice President, Marketing from 1979 until 1993 when she was elected Vice President, Marketing Communications. She has served as Senior Vice President since 2002. She served as a director of the Company from 1974 until 1998. Mrs. Ziering holds a masters degree from Syracuse University.

      Mr. Brill joined the Company in 1999 as Vice President, Finance and Chief Financial Officer. Prior to joining the Company, Mr. Brill was Chief Financial Officer of Jaffra Cosmetics International from 1998 to 1999; Vice President, Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998; and Senior Vice President, Finance, Chief Financial Officer and a director of Merisel, Inc. from 1988 to 1996.

      Mr. DiTullio was elected Vice President, Regulatory Affairs and Quality Systems, in 2001. Mr. DiTullio joined the Company as Director of Quality and Regulatory Affairs when the Company acquired Cirrus Diagnostics in 1992, and he was promoted to Vice President, Quality and Regulatory Affairs of DPC Cirrus in 1999. Mr. DiTullio was previously Director of Quality Assurance with Pharmacia for eight years and he has over 30 years experience in the in vitro diagnostics industry.

      Ms. Maugh joined the Company in 1986 as a Product Manager. In 1988 she became a Technical Manager for the Company’s product support group. She was promoted to Director of Product Support in 1990, and served as Vice President, Operations from 1992 through 2000, and as Vice President, Quality Assurance and Technical Operations in 2001. She was appointed Vice President, Quality Assurance and Technical Services in 2002.

      Mr. Arnold was elected Vice President, Sales and Marketing in 1998. Mr. Arnold joined the Company’s Dutch distributor in 1982 as a sales manager and he was appointed General Manager of the Company’s affiliated distributors in The Netherlands and Belgium in 1989. He previously managed the Chemistry Laboratory for RIA testing at the Leyenburg Hospital in The Netherlands. Mr. Arnold has a degree in biochemistry from the Van’t Hoff Institute, Rotterdam, The Netherlands.

      Officers of the Company serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides compensation information for each of the last three fiscal years with respect to the Chief Executive Officer and the Company’s other four most highly compensated executive officers (the “Named Officers”) for services in all capacities in which they served.

      All share and per share amounts in this Proxy Statement have been adjusted to give effect to a 2-for-1 stock split in June 2001.

		Annual
		Compensation($)(1)			Long-Term
					Compensation
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(#)	Compensation($)(2)

Michael Ziering	2003	530,000	40,000	0	28,450
Chief Executive Officer	2002	510,000	0	0	30,700
	2001	475,000	80,000	40,000	31,750

Said El Shami	2003	357,000	40,000	0	25,855
Senior Vice President, Research and	2002	340,000	22,500	0	27,300
Development	2001	320,000	50,000	20,000	27,100

James L. Brill	2003	264,600	40,000	0	24,469
Vice President, Finance	2002	252,000	22,500	0	25,540
	2001	235,000	50,000	20,000	24,500

Nicholaas Arnold	2003	225,750	30,000	0	23,886
Vice President, Sales and Marketing	2002	215,000	18,000	0	24,800
	2001	200,000	40,000	20,000	23,050

Ira Ziering	2003	215,000	40,000	0	23,725
Vice President,	2002	200,000	22,500	0	24,500
Business and Legal	2001	185,000	50,000	40,000	18,500

(1) While the Named Officers enjoy certain perquisites, the amounts did not exceed the lesser of $50,000 or 10% of each such person’s salary plus bonus and, accordingly, such amounts have been omitted from the table as permitted by SEC rules.

(2) These amounts represent Company contributions to its retirement plans and, as to Mr. Arnold, the amount also includes employer contributions to pension and disability plans in The Netherlands in excess of statutory requirements.

2003 Option Exercises and Year-End Option Values

      None of the Named Officers was granted stock options in 2003. Shown below is information regarding option exercises during 2003 and holdings of unexercised stock options at December 31, 2003 by the Named Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options at
	Shares		at December 31, 2003(#)		December 31, 2003($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Ziering	20,000	567,400	126,000	124,000	3,606,820	3,427,880
Said El Shami	0	0	28,000	32,000	666,480	685,320
James L. Brill	0	0	25,200	60,000	604,248	1,637,640
Nicholaas Arnold	7,000	153,580	14,000	36,000	277,580	883,760
Ira Ziering	0	0	60,000	60,000	1,544,200	1,432,200

(1)	Represents the difference between the aggregate market value on December 31, 2003 ($45.91 per share) and the aggregate exercise price.

      All outstanding stock options have been granted under stock option plans that have been approved by the Company’s shareholders. Options generally vest at the rate of 10% to 25% per year beginning one year after the date of grant and have ten-year terms. No person may be granted more than 400,000 options in any fiscal year, except that new hires may also be granted up to 400,000 options upon commencement of employment. Options are subject to termination before their expiration date in the event of termination of employment and certain corporate events. All outstanding options will become immediately exercisable in the event of a change-in-control. The Compensation Committee has the authority to modify the terms of outstanding options, including the exercise price and vesting schedule. Non-qualified options granted under the 1997 Stock Option Plan may, if so provided in the option agreement, be transferred pursuant to a domestic relations order or to members of the optionee’s immediate family, charitable institutions or certain related trusts or other entities.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The compensation policy of the Company is to provide competitive levels of compensation that are influenced by corporate performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. The Company does not base salaries or bonuses on the achievement of objective performance-related criteria. Bonuses are awarded when, in the Compensation Committee’s judgment, the Company or a particular executive had meritorious performance during the year.

      In determining the compensation of Michael Ziering, the Company’s Chief Executive Officer, the Compensation Committee considers the Company’s overall performance and Mr. Ziering’s responsibilities and contribution to such performance. Since the Committee does not apply objective criteria or formulas, its determination may be deemed informal and subjective. In light of the Company’s strong performance under Mr. Ziering’s leadership, the Committee approved a salary increase from $510,000 in 2002 to $530,000 in 2003 and a $40,000 bonus for 2003.

      The compensation of the Company’s other executive officers is principally based on the recommendations of the Chief Executive Officer and reflects his assessment of the nature of each officer’s position, individual performance, contribution to the Company’s overall performance, experience and tenure with the Company. Other factors which the Committee considers include the desirability of maintaining an appropriate scale among the executive officers based on their relative positions, responsibilities and tenure, the Company’s financial performance and the level of Company-wide U.S. employee compensation increases.

      The objective of granting stock options is to provide long-term incentives through the opportunity to participate in the long-term increase in the market value of the Common Stock. Stock options typically have a term of ten years and become exercisable after one year in cumulative installments which have ranged from 10% to 25% per year for executive officers. Stock options are not awarded annually or pursuant to any formula, but rather are awarded in recognition of outstanding performance, based on the Committee’s and management’s subjective evaluations, and as an incentive to attract new executives. When the Committee decides to grant options, it also takes into account the amount of bonuses, if any, paid for the year and the amount and values of options and Common Stock held by the executive. Based on these considerations, the Committee did not award stock options to executive officers in 2003.

      Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation that is not “performance-based” paid to any Named Officer in excess of $1,000,000 in any taxable year. Stock options granted prior to May 2001 may not constitute performance-based compensation. The Company believes, however, that compensation realized upon the exercise of stock options granted after May 2001 will qualify as performance-based compensation.

Compensation Committee
Kenneth A. Merchant, Chair
Frederick Frank
Maxwell H. Salter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee are Frederick Frank, Kenneth A. Merchant and Maxwell H. Salter, all of whom are independent directors of the Company.

RELATED TRANSACTIONS

      Marilyn Ziering, Senior Vice President and a more than 5% shareholder of the Company, is the mother of Michael Ziering, who is Chairman of the Board and Chief Executive Officer, and Ira Ziering, who is Vice President, Business and Legal, and a director. In 2003, Mrs. Ziering was paid an annual salary and received other benefits totalling $168,940.

      Since 1981, the Company has leased its principal Los Angeles offices from a partnership comprised of Marilyn Ziering, Michael Ziering, Ira Ziering, and other children of Mrs. Ziering who are shareholders of the Company. During 2003, the Company paid $1,035,000 in rent, or $.75 per square foot, to the Ziering partnership. The lease terminates on December 31, 2004, subject to the Company’s option to extend the term for two additional years at $.79 per square foot. The rent was determined on the basis of an independent appraisal and the terms of the lease were approved unanimously by the disinterested members of the Board of Directors, including all of the Company’s independent directors.

DPC STOCK PRICE PERFORMANCE

      Set forth below is a line graph which compares the cumulative total shareholder return, assuming dividend reinvestment, on the Company’s Common Stock for the five years ended December 31, 2003, with the S&P Small Cap 600 Index and the S&P 600 Health Care Equipment Index.

Performance Graph

	Diagnostic Products	S&P 600 Health Care
	Corporation	Equipment	S&P Small Cap 600

1998	100	100	100
1999	80.24	171.17	112.4
2000	181.51	256.72	125.67
2001	294.12	295.21	133.88
2002	259.98	264.47	114.3
2003	310.99	356.22	158.63

      The amounts in the foregoing table assume that the value of an investment in Diagnostic Products Corporation and each index was $100 on December 31, 1998. The annual amounts are based on monthly compounding with dividends reinvested. All amounts for DPC have been adjusted to give effect to a 2-for-1 stock split on June 1, 2001.

OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of March 5, 2004 with respect to Common Stock of the Company owned by each person who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and Named Officer of the Company, and by all current directors and executive officers as a group.

	Number
	of		Percentage
Name	Shares(1)		Ownership

Directors and Named Officers

Nicholaas Arnold	20,800	(2)	**
Sidney A. Aroesty	34,000	(3)	**
James L. Brill	31,200	(4)	**
Frederick Frank	49,999	(5)	**
Kenneth A. Merchant	2,000	(6)	**
Maxwell H. Salter	490,501	(7)	1.7%
Said El Shami	28,000	(8)	**
Dr. James D. Watson	60,138	(9)	**
Ira Ziering	364,670	(10)	1.3%
Michael Ziering	650,254	(11)	2.2%
All directors and executive officers as a group (13 persons)	6,506,621	(12)	22.1%
5% or More Shareholders

American Express Financial Corporation	2,273,439	(13)	7.8%
200 AXP Financial Center
Minneapolis, MN 55474
Brown Capital Management, Inc.	1,745,672	(14)	6.0%
1201 N. Calvert Street
Baltimore, MD 21202
Louis Colen	1,478,605	(15)	5.1%
2727 Krim Drive
Los Angeles, CA 90064
Kayne Anderson Rudnick Investment Management, LLC	2,433,110	(16)	8.4%
1800 Avenue of the Stars
Los Angeles, CA 90067

	Number
	of		Percentage
Name	Shares(1)		Ownership

Wellington Management	2,054,240	(17)	7.1%
Company, LLP
75 State Street
Boston, MA. 02109
Marilyn Ziering	4,772,059		16.4%
5700 West 96th Street
Los Angeles, CA 90045

 ** Less than 1%.

(1)	Includes shares allocated to each executive officer’s individual account but held directly by the Company’s retirement plan.

(2)	Includes 20,000 shares subject to options which are exercisable within 60 days and 800 shares held by Mr. Arnold’s wife as to which beneficial ownership is disclaimed.

(3)	Includes 34,000 shares subject to options which are exercisable within 60 days.

(4)	Includes 21,200 shares subject to options which are exercisable within 60 days.

(5)	Includes 49,999 shares subject to options which are exercisable within 60 days.

(6)	Includes 2,000 shares subject to options which are exercisable within 60 days.

(7)	Includes 10,001 shares subject to options which are exercisable within 60 days.

(8)	Includes 28,000 shares subject to options which are exercisable within 60 days.

(9)	Includes 16,668 shares subject to options which are exercisable within 60 days.

(10)	Includes 62,000 shares subject to options which are exercisable within 60 days, and 1,760 shares held by Mr. Ziering’s wife, as to which beneficial ownership is disclaimed.

(11)	Includes 134,000 shares subject to options which are exercisable within 60 days and 1,185 shares held by Mr. Ziering’s wife, as to which beneficial ownership is disclaimed.

(12)	See Notes above. Also includes the shares held by Marilyn Ziering and 3,000 shares subject to options which are exercisable within 60 days held by executive officers not named in the foregoing table.

(13)	Holdings by subsidiaries at December 31, 2003, as reported in a Schedule 13G filed with the SEC on February 9, 2004.

(14)	Holdings at December 31, 2003 by various investment advisory clients as reported in a Schedule 13G filed with the SEC on February 11, 2004.

(15)	Holdings at December 31, 2003, as reported in a Schedule 13G filed with the SEC on January 30, 2004.

(16)	Holdings at December 31, 2003 as reported in a Schedule 13G filed with the SEC on February 5, 2004.

(17)	Holdings at December 31, 2003 as reported in a Schedule 13G filed with the SEC on February 12, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership by directors, executive officers and more than 10% shareholders. Based solely on written representations of its directors and executive officers and a review of copies of the reports they have filed with the SEC, the Company is aware of the following late filings during 2003: Frederick Frank, Maxwell Salter and James D. Watson each filed one late Form 4 regarding one exempt option grant, and Nicholaas Arnold filed one late report regarding his wife’s exempt option exercise.

REPORT OF THE AUDIT COMMITTEE

      In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for fiscal year 2003, the Audit Committee:

•	Discussed and considered the independence of the Company’s independent auditors, including a review, as necessary, of all relationships and services which might bear on the objectivity of the auditor;

•	Received written affirmation that the auditor is independent in accordance with the requirements of Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees;”

•	Discussed with management and the auditor the audit scope and process, and received and reviewed all reports in respect thereof;

•	Reviewed and discussed the Company’s annual audited financial statements with management and the independent auditors;

•	Discussed with the independent auditor the matters required to be reviewed by auditing standards generally accepted in the United States, including the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees” (“SAS 61”); and

•	Provided to the independent auditor full access to the Committee and the Board to report on any and all appropriate matters.

      Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2003 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also determined that the provision of the non-audit services listed below under “The Company’s Auditors and Audit Fees” is compatible with maintaining the independence of Deloitte & Touche LLP.

Submitted by:	Kenneth A. Merchant, Chair Frederick Frank Maxwell H. Salter

THE COMPANY’S AUDITORS AND AUDIT FEES

      It is the current intention of the Company’s Audit Committee to select and retain Deloitte & Touche LLP as independent auditors of the Company for the current year. Deloitte & Touche LLP conducted the audit for the year ended December 31, 2003. A representative of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make statements if he so desires and will be available to respond to appropriate questions.

      The Audit Committee Charter provides that the Committee will pre-approve all audit and permissible non-audit services to be performed for the Company by its independent auditors. The chairman of the Audit Committee has been delegated authority from the Committee to pre-approve such services and such pre-approvals are then reported to the full Committee at its next meeting.

      The aggregate fees billed to the Company for the fiscal years ended December 31, 2002 and 2003 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

	2002		2003

Audit fees	$584,000		$784,000
Audit-related fees	$27,000		$259,000
Tax fees	$318,000		$713,000
All other fees	$370,000	(1)	—

(1)	These fees relate to post-implementation and support services relating to a new computer system.

FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission accompanies this Proxy Statement and is also available on the Company’s website at www.dpcweb.com.

PROCEDURES FOR SUBMITTING SHAREHOLDER PROPOSALS

      Shareholders interested in submitting a proposal for inclusion in the Company’s proxy statement for the annual meeting of shareholders to be held in 2005 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company no later than November 30, 2004, and must otherwise comply with the requirements of Rule 14a-8.

      The Company’s Bylaws establish an advance notice procedure with regard to nominations of directors by shareholders and any other business which a shareholder may desire to propose at an annual meeting of shareholders. Notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to shareholders — that is, with respect to the 2005 annual meeting, between December 31, 2004 and January 30, 2005. The notice must contain information specified in the Bylaws about the shareholder making the proposal and the matters to be brought before the meeting. If a shareholder notifies the Company of his intention to present a proposal at an annual meeting but does not appear or send a qualified representative to present his proposal at the meeting, the Company need not present the proposal for a vote at the meeting. These requirements are separate from and in addition to the requirements of SEC Rule 14a-8.

      All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Secretary of the Company at 5700 West 96th Street, Los Angeles, California 90045.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the persons voting the proxies will have authority to vote on such matters in accordance with their judgment and discretion.

By Order of the Board of Directors

MARILYN ZIERING
Secretary

Los Angeles, California

March 29, 2004

APPENDIX A

DIAGNOSTIC PRODUCTS CORPORATION

Audit Committee Charter

March 17, 2004

Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence, and

•	the performance of the Company’s internal audit function and independent auditors.

      The Audit Committee has the authority to obtain advice and assistance from legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisors that the Audit Committee chooses to engage, and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

Composition and Meetings

      The Audit Committee shall be consist of three or more directors, all of whom shall meet the independence requirements (including those applicable solely to members of the Audit Committee) of the New York Stock Exchange. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating/ Governance Committee. Committee members may be removed by the Board.

      Each member of the Committee shall be financially literate (as determined by the Board of Directors in its business judgment) and at least one member shall have accounting or related financial management expertise (as determined by the Board of Directors in its business judgment). No director may serve on the Audit Committee if he simultaneously is serving on the audit committees of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee and such determination is disclosed in the Company’s annual proxy statement.

      The Committee as a whole shall meet at least four times per year on a quarterly basis, or more frequently as circumstances dictate. The Committee shall meet periodically with management, the internal auditor and the independent auditors in separate executive sessions. The chairman or any one or more of the members of the Committee, as designated by the Committee, may act on behalf of the Committee.

Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Financial Statements and Public Disclosures

      1. Review and discuss with management and the independent auditor the Company’s Form 10-K and Forms 10-Q prior to filing with the SEC, including the annual and quarterly financial statements contained therein and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      2. After undertaking the review and consultations set forth in paragraphs 1, 8 and 10, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

      3. Review and discuss with management earnings press releases, including the type and presentation of financial information and any “pro-forma” or “adjusted” non-GAAP information contained therein, as well as the financial information and earnings guidance provided to analysts and rating agencies. The Committee may perform these functions generally by discussing the types of information to be disclosed and the types of presentations to be made, rather than discussing the same in advance of each earnings release or other disclosure.

      4. Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

      5. Review analyses prepared by management or the independent auditor which address significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      6. Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Independent Auditors

      7. With sole authority, appoint, compensate and oversee the work performed by the independent auditor, evaluate the performance of the independent auditor, and remove and replace the independent auditor if circumstances warrant. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of any disagreements between management and the independent auditor regarding financial reporting.

      8. Assess, and take appropriate action with respect to, the independence of the independent auditor and present the Committee’s conclusions with respect thereto to the Board. Such assessment shall include:

•	reviewing the annual communication as to independence from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee;

•	reviewing and discussing any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

•	considering whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.

      9. Evaluate the qualifications and performance of the independent auditors and present its conclusion to the Board. Such evaluation should include:

•	an assessment of the required communications and reports from the independent auditors listed in this Charter;

•	evaluating the qualifications, performance and independence of the lead partner of the independent auditor and assuring the regular rotation of the lead audit partner as required by law; and

•	Consideration of the opinions of management and the internal auditor.

      10. Prior to the audit, discuss with the independent auditor the audit scope and plan and the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Discuss with the independent auditor any audit problems or difficulties encountered in the course of the audit work, management’s response thereto, and any significant disagreements with management.

      11. Receive and discuss quarterly reports from the independent auditor regarding:

•	all of the Company’s critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

      12. At least annually, obtain and review a report by the independent auditor concerning:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company.

      13. Review and pre-approve all audit and permitted non-audit services to be provided by the independent auditor (subject to the de minimus exception permitted by Section 10A(i)(1)(B) of the Securities Exchange Act of 1934) and have sole authority to approve the fees and terms thereof. This duty may be delegated to one or more designated members of the Audit Committee, provided that any such pre-approval shall be reported to the Audit Committee at its next regularly scheduled meeting.

      14. Establish policies concerning the Company’s hiring of employees or former employees of the independent auditor.

Internal Controls and Internal Audit Function

      15. Review and approve the selection and removal of the internal audit director.

      16. Review the scope and effectiveness of the internal audit function.

      17. Review management’s internal control report and the independent auditor’s attestation and report thereon.

      18. Periodically review with the independent auditor the budget, staffing and responsibilities of the internal audit function.

Legal Compliance and Risk Management

      19. Establish and enforce a code of ethics for senior financial officers as required by Section 406 of the Sarbanes-Oxley Act of 2003, and approve any amendment thereto or waiver thereof.

      20. Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

      21. Receive and review any disclosure from the Company’s chief executive officer or chief financial officer made in connection with their certification of the Company’s quarterly and annual reports filed with the SEC concerning (i) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

      22. Discuss with the Company’s counsel legal compliance matters and any legal matter that could have a significant impact on the Company’s financial statements.

      23. Discuss with management and the independent auditor the Company’s policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has taken to monitor and control such risks.

Other Responsibilities

      24. Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

      25. Review and assess the adequacy of this Charter annually and recommend changes to the Board of Directors.

      26. Conduct an annual evaluation of the Committee’s performance.

      27. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

      The Audit Committee relies on the expertise and knowledge of management, the internal auditor and the independent auditors in carrying out its oversight responsibilities. Management is responsible for the financial reporting process, the preparation of financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures as described in this Charter; it is not the Committee’s duty to assure that the Company’s financial statements and disclosures are complete and accurate or the Company’s compliance with applicable laws and regulations. The Audit Committee may apply reasonable materiality standards to all of its activities.

PROXY

DIAGNOSTIC PRODUCTS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 4, 2004

The undersigned hereby appoints MICHAEL ZIERING and JAMES L. BRILL and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of DIAGNOSTIC PRODUCTS CORPORATION held of record by the undersigned on March 12, 2004, at the Annual Meeting of Shareholders of said Company to be held on May 4, 2004, or any adjournment thereof, as designated herein.

(Continued and to be marked, dated and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example.	☒

		FOR all	WITHHOLD
		nominees listed	AUTHORITY
		below (except	to vote for all
		as marked to the	nominees
		contrary below)	listed below
1.	ELECTION OF DIRECTORS	☐	☐
Nominees:
(01) Sidney A. Aroesty
(02) Frederick Frank
(03) Kenneth A. Merchant
(04) Maxwell H. Salter
(05) Dr. James D. Watson
(06) Ira Ziering
(07) Michael Ziering

To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF AMENDMENT TO BYLAWS	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAGNOSTIC PRODUCTS CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE AND FOR APPROVAL OF THE AMENDMENT TO THE BYLAWS.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THIS MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

Signature(s)	Date

IMPORTANT: Please sign as name appears herein. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person. Joint owners should each sign.

▲ FOLD AND DETACH HERE ▲